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                                  EXHIBIT 4.01

                           CAMCO FINANCIAL CORPORATION
                      1995 STOCK OPTION AND INCENTIVE PLAN


         1. PURPOSE. The purpose of the Camco Financial Corporation 1995 Stock Option and Incentive Plan (herein referred to as the "Plan") is to promote and advance the interests of Camco Financial Corporation (the "Company") and its shareholders by enabling the Company to attract, retain and reward Directors (hereinafter defined), and managerial and other key employees of the Company and any Subsidiary (hereinafter defined), and to strengthen the mutuality of interests between such Directors and employees and the Company's shareholders, by providing such persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth below:

             (a)  "Board" means the Board of Directors of the Company.

             (b) "Change in Control" has the meaning set forth in Section 10 of this Plan.

             (c) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

             (d) "Committee" means the Committee of the Board constituted as provided in Section 3 of this Plan.

             (e) "Common Shares" means the common shares, $1.00 par value per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

             (f) "Company" means Camco Financial Corporation, a Delaware corporation, or any successor corporation.

             (g) "Director" means a member of the Board, an advisory director or a director emeritus of the Company or a director, an advisory director or a director emeritus of a Subsidiary.

             (h) "Employment" means regular employment with the Company or a Subsidiary and does not include service as a Director only.

             (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

             (j)  "Fair Market Value" shall be determined as follows:

                  (i) If the Common Shares are traded on a national securities exchange at the time of grant of the Stock Option, then the Fair Market Value shall be the average of the highest and the lowest selling price on such exchange on the date such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

                  (ii) If the Common Shares are listed on The Nasdaq Stock Market, at the time of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing bid and closing asked quotation with respect to a Common Share on such date on The Nasdaq Stock Market.



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                  (iii)  If the Common Shares are not traded on a national
             securities exchange or quoted on The Nasdaq Stock Market, then the Fair Market Value shall be as determined by the Committee.

             (k) "Incentive Stock Option" means any stock option that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

             (l) "Non-Qualified Stock Option" means any stock option that is not an Incentive Stock Option.

             (m) "OTS" means the Office of Thrift Supervision, Department of the Treasury.

             (n) "Participant" means an employee or Director of the Company or a Subsidiary who is granted a Stock Option under the Plan. Notwithstanding the foregoing, for the purposes of the granting of any Incentive Stock Option under this Plan, the term "Participant" shall include only employees of the Company or a Subsidiary.

             (o) "Plan" means the Camco Financial Corporation 1995 Stock Option and Incentive Plan, as set forth herein and as it may be hereafter amended from time to time.

             (p) "Stock Option" means an award to purchase Common Shares granted pursuant to the provisions of Section 6 of the Plan.

             (q) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power, and includes, without limitation, Cambridge Savings Bank, Marietta Savings Bank, First Federal Savings Bank of Washington Court House, Camco Mortgage Corporation and East Ohio Title Agency, Inc.

             (r) "Terminated for Cause" means any removal of a Director or discharge of an employee for the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses), a material violation of a final cease-and-desist order or any other action of a Director or employee which results in a substantial financial loss to the Company or a Subsidiary.

         3.  ADMINISTRATION.

             (a) The Plan shall be administered by the Committee to be comprised of not less than three of the members of the Board to be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

             (b) The Committee is authorized to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Company shall effect the granting of Stock Options under the Plan



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         in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee. Notwithstanding the foregoing, the Board shall determine the persons to whom Stock Options shall be granted and the number of shares.

         4.  DURATION OF, AND COMMON SHARES SUBJECT TO, PLAN.

             (a) Term. The Plan shall terminate on the date which is ten years from the date on which the Plan is adopted by the Board, except with respect to Stock Options then outstanding.

             (b) Common Shares Subject to Plan. The maximum number of Common Shares in respect of which Stock Options may be granted under the Plan, subject to adjustment as provided in Section 9 of the Plan, shall be 93,000.

         For the purpose of computing the total number of Common Shares available for Stock Options under the Plan, there shall be counted against the foregoing limitations the number of Common Shares subject to issuance upon exercise of Stock Options as of the dates on which such Stock Options are granted. If any Stock Options are terminated, expire unexercised or are exchanged for other Stock Options, the Common Shares which were theretofore subject to such Stock Options shall again be available for Stock Options under the Plan to the extent of such termination, expiration or exchange.

         Common Shares which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under the Plan.

         5. ELIGIBILITY AND GRANTS. Persons eligible for Stock Options shall consist of Directors and managerial and other key employees of the Company or a Subsidiary who hold positions of significant responsibilities or whose performance or potential contribution, in the judgment of the Board, will benefit the future success of the Company or a Subsidiary. In selecting the Directors and employees to whom Stock Options will be awarded and the number of shares subject to such Stock Options, the Board shall consider the position, duties and responsibilities of the eligible Directors and employees, the value of their services to the Company and the Subsidiaries and any other factors the Committee may deem relevant. The Committee may recommend to the Board the number of shares to be awarded in the Stock Option granted to each Participant.

         6. STOCK OPTIONS. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options, and such Stock Options shall be subject to the following terms and conditions:

             (a) Grant. Stock Options may be granted under the Plan in such form as the Committee may from time to time approve and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

             (b) Stock Option Price. The option exercise price per Common Share purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that in no event shall the exercise price of an Incentive Stock Option be less than 100% of the Fair Market Value of the Common Shares on the date of the grant of such Incentive Stock Option; provided further that, in the case of a Participant who owns Common Shares representing more than 10% of the outstanding Common Shares at the time an Incentive Stock Option is granted to such Participant, the option exercise price shall in no event be less than 110% of the Fair Market Value of the Common Shares at the time the Incentive Stock Option is granted.

             (c) Stock Option Terms. The term of each Stock Option shall be fixed by the Committee; except that the term of Incentive Stock Options will not exceed ten years after the date the Incentive Stock Option is granted; provided, however, that in the case of a Participant who owns a number of Common Shares



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         representing more than 10% of the Common Shares outstanding at the time an Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall not exceed five years.

             (d) Exercisability. A Stock Option shall be exercisable in whole or in part at such time or times and subject to such terms and conditions as shall be determined by the Committee on the date of grant, except as otherwise provided in paragraph (c) of this Section 6.

             (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or by certified or cashier's check or, if acceptable to the Committee in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Stock Options. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

             (f) Special Rule for Incentive Stock Options. The aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable under all plans of the Company or a Subsidiary for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by the Code.

         7. TERMINATION OF EMPLOYMENT OR DIRECTORSHIP. The terms and conditions under which a Stock Option may be exercised after a Participant's termination of Employment or directorship shall be determined by the Committee at the time of grant of the Stock Option; provided, however, that in the event a Participant's Employment or directorship (regular, advisory or emeritus) with the Company or a Subsidiary is Terminated for Cause, such Stock Option shall be terminated as of the date of termination of Employment or directorship.

         8. NON-TRANSFERABILITY OF STOCK OPTIONS. No Stock Option, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by the Participant or his or her legal representative.

         9.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

             (a) The existence of this Plan and the Stock Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger, acquisition or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Stock Option outstanding at the time of such corporate transaction or which would involve the termination of all Stock Options outstanding at the time of such corporate transaction.

             (b) In the event of any change in capitalization affecting the Common Shares of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Stock Options in respect thereof may be granted under the Plan, the maximum number of Common Shares which may



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         be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Stock Option, and the exercise price per share in respect of outstanding Stock Options.

             (c) The Committee may also make such adjustments in the number of shares covered by, and the exercise price or other value of, any outstanding Stock Options in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is acquired by the Company, and the Company agrees to assume outstanding stock options and/or the obligation to make future grants of options or rights to employees or directors of the acquired entity, the aggregate number of Common Shares available for Stock Options under
         Section 4 of this Plan may be increased accordingly.

         10. CHANGE IN CONTROL. All outstanding Stock Options shall become immediately exercisable in the event of a change in control or imminent change in control of the Company, as determined by the Committee. For purposes of this Section, "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Company; (ii) the execution of an agreement for a merger or recapitalization of the Company or any merger or recapitalization whereby the Company is not the surviving entity;
(iii) a change in control of the Company, as defined under OTS regulations; or
(iv) the acquisition, directly or indirectly, of the beneficial ownership (as defined under Section 13(d) of the Exchange Act and the rules promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity or group. For purposes of this Section, "imminent change in control" shall refer to any offer or announcement, oral or written, by any person or any persons acting as a group, to acquire control of the Company; provided, however, that an application or notice shall have been filed with the OTS and such application shall have been approved or such notice shall not have been disapproved.

         11. AMENDMENT AND TERMINATION OF THE PLAN. Without further approval of the shareholders, the Board may at any time terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable; provided, however, that the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares which may be issued under the Plan (except for adjustments pursuant to Section 9 of the Plan), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan. The above notwithstanding, the Board may amend the Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

         12. MODIFICATION OF OPTIONS. The Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Stock Option which the Board believes to be in the best interests of the Company; provided, however, that no such modification, extension or renewal
(a) shall confer on the holder of such Stock Option any right or benefit which could not be conferred on him by the grant of a new Stock Option at such time and (b) shall not materially decrease the Participant's benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under the Plan.


             13.  MISCELLANEOUS.

             (a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery or vesting of Common Shares, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.


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             (b)  No Right to Employment. Neither the adoption of the Plan nor the granting of any Stock Option shall confer upon any employee of the Company or a Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

             (c) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under a Stock Option made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that a Stock Option or portion of a Stock Option should be included to accurately reflect competitive compensation practices or to recognize that a Stock Option has been made in lieu of a portion of competitive annual cash compensation. Stock Options may be granted in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward Directors and employees for their service with the Company and its Subsidiaries.

             (d) Securities Law Restrictions. No Common Shares shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

             (e) Stock Option Agreement. Each Participant receiving a Stock Option shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Stock Option and such related matters as the Committee shall, in its sole discretion, determine.

             (f) Cost of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

             (g) Governing Law. The Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that federal law shall be deemed applicable.

             (h) Effective Date. The Plan shall be effective upon adoption by the Board, subject to approval by the Company's shareholders. Shareholder approval shall be obtained within one year from the date of adoption of the Plan by the Board.